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                                                                    EXHIBIT 8.01

                                SIDLEY & AUSTIN
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                                           WASHINGTON, D.C.
                           875 THIRD AVENUE                     ------
  CHICAGO              NEW YORK, NEW YORK 10022                 LONDON
   ------               TELEPHONE 212 906 2000                  ------
   DALLAS               FACSIMILE 212 906 2021                 SINGAPORE
   ------                                                       ------
LOS ANGELES                  FOUNDED 1866                        TOKYO

WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS


                                  June 17, 1999

Campbell & Company, Inc.
General Partner of
  Campbell Strategic Allocation Fund, L.P.
210 West Pennsylvania Avenue
Baltimore, Maryland 21204

         Re:      Registration Statement on Form S-1

Dear Sir or Madam:

       We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 on or about June 17, 1999 (the "Registration Statement"), relating to Units of Limited Partnership Interest ("Units") of Campbell Strategic Allocation Fund, L.P. (the "Fund"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

       We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion expressed under the caption "Federal Income Tax Aspects" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement that the Fund will be taxed as a partnership for federal income tax purposes.

       We also advise you that in our opinion the description set forth under the caption "Federal Income Tax Aspects" in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund.

       We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement.


                                 Very truly yours,



                                 SIDLEY & AUSTIN